Exhibit 10.1
Summary of Board of Directors Compensation

Compensation Element		Revised Program for non-employee directors*
Cash Compensation
Annual Board Member Retainer		$30,000

Board Chair Retainer (Additional)		$15,000
Committee Chair Retainers
Audit		$7,500
Compensation		$7,500
Nominating and Corporate Governance Committee (if also serving as Chairman of the Board, receives member fee instead)		$4,000
Special Committees (as applicable)		$5,000
Committee Member Retainers
Audit		$5,000
Compensation		$3,750
Nominating and Corporate Governance Committee		$2,500
Special Committees (as applicable)		$2,500
Equity Compensation
Initial Equity Grant	10,000 options (1)	(not revised)
Annual Equity Grant	6,000 options (2)	(not revised)

(1)	50% vests at first annual meeting of stockholders following appointment and 50% vests at second annual meeting of stockholders following appointment.

(2)	100% vests at next annual meeting of stockholders.

* Revised compensation to be in effect as of the beginning of third fiscal quarter

Additionally, Adept reimburses non-employee Board members for reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments, but no additional compensation is paid for attendance at Board or committee meetings.